FIRST AMENDMENT
                            TO
                      CREDIT AGREEMENT


THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the
"FIRST AMENDMENT") dated as of March 31, 2002 relates to that certain Credit Agreement dated as of January 25, 2001
(the "CREDIT AGREEMENT"), among 7-Eleven, Inc., a Texas corporation (the "COMPANY"), the financial institutions party thereto as "Senior Lenders" or "Issuing Banks", Citibank, N.A., as administrative agent for the Senior
Lenders and Issuing Banks (in such capacity, together with any successor administrative agent appointed pursuant to
SECTION 11.07 of the Credit Agreement, the "ADMINISTRATIVE
AGENT"), The Sumitomo Mitsui Banking Corporation, New York
Branch (successor in interest to The Sakura Bank, Limited,
New York Branch), as Co-Agent, and Salomon Smith Barney,
Inc., as Sole Lead Arranger and Sole Book Manager.
        1. DEFINITIONS. Capitalized terms defined in the Credit Agreement and not otherwise defined or redefined herein have the meanings assigned to them in the Credit
Agreement.
        2.   FIRST AMENDMENT EFFECTIVE DATE AMENDMENTS TO
CREDIT AGREEMENT.  Upon the "First Amendment Effective
Date" (as defined in Section 7 below), the Credit Agreement is hereby amended as follows:
             2.1   AMENDMENTS TO SECTION 1.01.  Section
1.01 of the Credit Agreement is hereby amended as follows:
                  (a)   by amending and restating the
definitions of "APPLICABLE EURODOLLAR RATE MARGIN",
"APPLICABLE FACILITY FEE RATE" and "APPLICABLE UTILIZATION
FEE RATE" in their entirety to read as follows:
"APPLICABLE EURODOLLAR RATE MARGIN", "APPLICABLE FACILITY
FEE RATE" and "APPLICABLE UTILIZATION FEE RATE" shall mean, the applicable per annum rate set forth below under the caption "Applicable Eurodollar Rate Margin," "Applicable
Facility Fee Rate" and "Applicable Utilization Fee Rate", as the case may be, based upon the ratings established by S&P and Moody's for the Index Debt as of the most recent determination date:





                        Tab 1


                            Applicable           Applicable            Applicable
                          Eurodollar Rate      Facility Fee         Utilization Fee
     Pricing Level           Margin                Rate                  Rate
------------------------------------------------------------------------------------
LEVEL 1: If the Index
Debt is rated A- or
Better by S&P or A3 or
Better by Moody's              0.33%               0.12%                 0.30%

LEVEL II: If Level I
Does not apply and the
Index Debt is rated
BBB+ or better by S&P or
Baa1 or better by
Moody's                        0.575%              0.125%                0.30%

LEVEL III: If Level II
Does not apply and the
Index Debt is rated
BBB or better by S&P
Or Baa2 or better by
Moody's                        0.725%              0.15%                 0.375%

LEVEL IV: If Level III
Does not apply and the
Index Debt is rated
BBB- or better by S&P
Or Baa3 or better by
Moody's                        0.80%               0.20%                 0.375%

LEVEL V: If Level IV
Does not apply and the
Index Debt is rated
BB+ or below by S&P
And Ba1 or below by
Moody's                        1.125%              0.25%                 0.375%




For purposes of the foregoing, the applicable Pricing
Level shall change on the date of any relevant change in the rating of the Index Debt by S&P or Moody's (or, if neither S&P nor Moody's shall then be rating the Index Debt, any other Applicable Rating Agency or Agencies). In the case of split ratings from the Applicable Rating Agencies, (x) if the ratings are two levels apart, the applicable Pricing Level will be based on the average of the two ratings (e.g., BBB/Ba1 results in Pricing Level IV) and (y) if the ratings are one level apart, the applicable Pricing Level will be based on the higher of the two ratings (e.g., BBB-/Ba1 results in Pricing Level IV). If no Applicable Rating Agency shall have established ratings for the Index Debt, or if an Event of Default shall have occurred and be continuing, the ratings shall be deemed to be in Level V. If the rating system of Moody's or S&P (or any other Applicable Rating Agency) shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, the nonavailability of ratings from such rating agency and/or the replacement of such rating agency with another Applicable Rating Agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply. If any Applicable Rating Agency shall not have a rating in effect by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade, then such Applicable Rating Agency shall be deemed to have established a rating in Level V.
                   (b)   by adding the following definition
of "APPLICABLE RATING AGENCY" in proper alphabetical order:
"APPLICABLE RATING AGENCY" shall mean S&P, Moody's or any other nationally recognized rating service(s) acceptable to the Administrative Agent which is (are) used, as of any date of determination, for purposes of determining whether a Downgrade Event has occurred and determining the applicable "Pricing Level" under the definitions of "APPLICABLE EURODOLLAR RATE MARGIN", "APPLICABLE FACILITY FEE RATE" and "APPLICABLE UTILIZATION FEE RATE".
                  (c)   by amending the definition of
"CONSOLIDATED TOTAL INDEBTEDNESS" to delete the period (".") at the end thereof and to substitute in lieu thereof ", MINUS
(v) Unencumbered VCOM Cash at such time, in an amount not to exceed $500,000,000.";
                  (d)   by adding the following definition of
"CONSOLIDATED SENIOR INDEBTEDNESS" in proper alphabetical order:
"CONSOLIDATED SENIOR INDEBTEDNESS" shall mean, at any time, the sum of the amounts (without duplication) at such time of
(i) consolidated total Indebtedness of the Company and its Subsidiaries, to the extent required, in conformity with GAAP, to be reflected on a balance sheet of the Company and its Subsidiaries at that time, PLUS (ii) the maximum amount available to be drawn under outstanding letters of credit at that time, PLUS (iii) the aggregate amount of all obligations of the Company under the Master Lease Documents, including, without limitation and without duplication, the maximum amount of all Accommodation Obligations of the Company incurred in connection therewith, MINUS (iv) the aggregate GAAP balance of Subordinated Indebtedness outstanding at that time.

                   (e)   by adding the following definition
of "DOWNGRADE EVENT" in proper alphabetical order:
"DOWNGRADE EVENT" shall mean the occurrence of any of the following: (i) S&P issues a rating of BBB- with respect to the Index Debt and places the Index Debt on "CreditWatch with negative implications"; (ii) S&P issues a rating of BB+ or below with respect to the Index Debt; (iii) Moody's issues a rating of Baa3 with respect to the Index Debt and places the Index Debt on "Watchlist for Possible Downgrade";
(iv) Moody's issues a rating of Ba1 or below with respect to the Index Debt; (v) no Applicable Rating Agency shall have established ratings for the Index Debt; (vi) any Applicable Rating Agency shall not have a rating in effect by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade; or (vii) an Event of Default shall have occurred and be continuing. If the rating system of Moody's or S&P (or any other Applicable Rating Agency) shall change, or if either of them shall cease rating the Index Debt (other than by reason of any action or nonaction by the Company following or in anticipation of a ratings downgrade), the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, the nonavailability of ratings from such rating agency and/or the replacement of such rating agency with another Applicable Rating Agency, and pending agreement on such amendment, the rating in effect immediately prior to such change or cessation will apply.
                  (f)   by adding the following definition of
"EBITDAR" in proper alphabetical order:
"EBITDAR" shall mean, for any period, the sum of the amounts for such period of (i) EBITDA for such period, PLUS (ii) the amount of the interest component of total rent expense of the Company and its Subsidiaries on the Master Lease Facilities, including contingent rent, MINUS (iii) the interest component of sublease rent income of the Company and its Subsidiaries from property subject to the Master Lease Facilities, all such income and expense accounted for on a consolidated basis pursuant to GAAP.
                  (g)   by  amending the definition of "FEE
LETTERS" to delete the period (".") at the end thereof and to substitute in lieu thereof "and (iii) the Fee Letter dated the First Amendment Effective Date among the Administrative Agent, CBL Capital Corporation and the Company.";
                  (h)   by adding the following definition of
"FIRST AMENDMENT" in proper alphabetical order:
"FIRST AMENDMENT" shall mean the First Amendment to Credit Agreement dated as of March 31, 2002 among the Company, the Requisite Senior Lenders and the Administrative Agent.

                  (i)   by adding the following definition of
"FIRST AMENDMENT EFFECTIVE DATE" in proper alphabetical order:
"FIRST AMENDMENT EFFECTIVE DATE" shall have the meaning assigned to it in the First Amendment.
                  (j)   by adding the following definition of
"FOREIGN AFFILIATE in proper alphabetical order:
"FOREIGN AFFILIATE" shall mean any Affiliate of the Company
(i) which is not organized under the laws of the United States of America, any state thereof or the District of Columbia or (ii) with respect to which a majority of such Affiliate's property is not located within any State of the United States of America or the District of Columbia.

                  (k)   by amending and restating the
definition of "INDEX DEBT" in its entirety to read as follows:
"INDEX DEBT" shall mean the Company's senior long-term
Indebtedness.
                  (l)   by adding the following definition of
"JOINT VENTURE" in proper alphabetical order:
"JOINT VENTURE" shall mean a Person which is an Affiliate of the Company solely by reason of ownership of an interest in such Person by the Company or a Subsidiary of the Company.

                  (m)   by amending and restating the
definition of "MASTER LEASE FACILITIES" in its entirety to read as follows:
"MASTER LEASE FACILITIES" shall mean (i) the Existing Master Lease Facilities, (ii) the Operating Lease facility dated the date hereof among the Company, as Lessee, Convenience Statutory Trust 2001, as Lessor, the financial institutions party thereto, as Note Holders and Certificate Holders, CBL Capital Corporation, as Administrative Agent, and Salomon Smith Barney, Inc. as Lead Arranger, (iii) Capitalized Lease Obligations relating to real property and VCOM electronic kiosks provided by one or more financial institutions (and not landlords) which, but for the amount thereof, would be permitted by SECTION 8.01(v) but which do not result in an Event of Default or a Potential Event of Default and (iv) any similar facility entered into by the Company which does not result in an Event of Default or a Potential Event of Default, in each case, as amended, restated, supplemented or otherwise modified from time to time; PROVIDED, HOWEVER, that each Master Lease Facility shall provide that the financial covenants applicable to such Master Lease Facility and the defined terms relating thereto shall be substantively identical to the financial covenants set forth in ARTICLE IX of this Agreement and the defined terms used therein, in each case as this Agreement may be amended, restated, supplemented, modified, replaced or refinanced from time to time.

                  (n)   by adding the following definition of
"PERMITTED ACCOMMODATION OBLIGATIONS" in proper alphabetical order:
"PERMITTED ACCOMMODATION OBLIGATIONS" shall mean the following Accommodation Obligations of the Company and its
Subsidiaries: (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) any guaranty of the Obligations by any Subsidiary of the Company; (iii) reasonable obligations, warranties and indemnities made under any contracts effectuating any sale, assignment, transfer, lease, conveyance or other disposition permitted under SECTION 8.02;
(iv) obligations, warranties and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business (including reasonable and customary indemnities in engagement letters for professionals with respect to transactions permitted by this Agreement) and not for the benefit or in favor of an Affiliate of the Company; (v) Accommodation Obligations of the Company with respect to any Indebtedness of any of its Subsidiaries permitted by SECTION 8.01 or any other obligation or liability of any of its Subsidiaries, except to the extent that such other obligation or liability otherwise constitutes a breach of this Agreement; (vi) Accommodation Obligations for Subsidiaries or Foreign Affiliates (including, for purposes of this CLAUSE (vi), all Joint Ventures) in lieu of Investments permitted under SECTION 8.04; (vii) Accommodation Obligations constituting Permitted Existing Indebtedness and extensions and renewals thereof, and substitutions therefor in the same or a lesser amount and in respect of the same transaction; (viii) Accommodation Obligations for the benefit of the Company's franchisees arising in the ordinary course of business; (ix) Accommodation Obligations arising in connection with the Loan Documents; (x) indemnities made in the Yen Royalty Financing Agreement; (xi) Accommodation Obligations in an amount not to exceed $50,000,000 in the aggregate at any one time outstanding with respect to any obligation or liability of any Joint Venture or Foreign Affiliate; (xii) reasonable and customary indemnification obligations (not directly or indirectly supporting payment of any other Indebtedness) in favor of any dealer, placement agent or issuing and paying agent engaged to provide services related to the Commercial Paper in respect of claims arising out of or resulting from such services; and (xiii) other Accommodation Obligations in an aggregate amount not to exceed $5,000,000 at any time outstanding.

                  (o)   by adding the following definition of
"PERMITTED EXISTING INDEBTEDNESS" in proper alphabetical order:
"PERMITTED EXISTING INDEBTEDNESS" shall mean the Indebtedness of the Company and its Subsidiaries reflected in the most recent financial statements delivered prior to the First Amendment Effective Date to the Administrative Agent and the Lenders pursuant to SECTION 6.01(a) or (b), as applicable.

                  (p)   by adding the following definition of
"SOLVENT" in proper alphabetical order:
"SOLVENT" shall mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature;
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and (e) such Person generally is not paying its Indebtedness or liabilities as such Indebtedness or liabilities become due. The amount of contingent liabilities (such as litigation, Accommodation Obligations and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.
                  (q)   by amending and restating in its
entirety the definition of "SUBORDINATED INDEBTEDNESS" to read as follows:
"SUBORDINATED INDEBTEDNESS" shall mean the Indebtedness evidenced by, or in respect of, (i) the Senior Subordinated Debentures, (ii) the QUIDS Subordinated Notes and (iii) any additional Indebtedness (A) (I) subordinated in right of payment on terms no less favorable to the Senior Lenders than the subordination provisions set forth in the Senior Subordinated Debenture Indentures, and (II) subject to covenants and events of default (however denominated) in any respect more burdensome to the Company than the covenants and events of default applicable to any other Subordinated Indebtedness then outstanding or (B) incurred on other terms approved in writing by the Requisite Senior Lenders.

                  (r)   by adding the following definition of
"UNENCUMBERED VCOM CASH" in proper alphabetical order:
"UNENCUMBERED VCOM CASH" shall mean, at any time, an amount equal to (i) the aggregate amount of cash at such time in, or designated for, VCOM kiosks maintained by the Company or the VCOM Subsidiary, LESS (ii) all such cash which is the subject of any Lien or right of setoff (whether directly, as proceeds of other property subject to a Lien or right of setoff, or otherwise), LESS (iii) all such cash which is held in any deposit account which is subject to any Lien.

                  (s)   by deleting in its entirety the
definition of "VCOM" and replacing it with the following definition of "VCOM SUBSIDIARY":
"VCOM SUBSIDIARY" shall mean a Subsidiary of the Company, the primary business of which is to operate the Company's VCOM kiosk business segment.
                  (t)   by amending and restating in its
entirety the definition of "YEN ROYALTY FINANCING AGREEMENT" to read as follows:
"YEN ROYALTY FINANCING AGREEMENT" shall mean, collectively,
(a) the Credit Agreement dated as of March 21, 1988 among the Company, the Yen Royalty Lender and Citicorp International Limited, (b) the Credit Agreement dated as of April 21, 1998 among the Company, the Yen Royalty Lender and Citibank, N.A., as Administrative Agent, and (c) the Yen Loan Agreement dated as of December 21, 2001 among the Company and the Yen Royalty Lender, in each case as any Yen Royalty Financing Agreement may be amended, supplemented or otherwise modified from time to time, PROVIDED that no amendment, supplement or other modification to any Yen Royalty Financing Agreement pertaining to the Yen Royalty Financing Collateral or the recourse of the Yen Royalty Lender (or any other creditor under a Yen Royalty Financing Agreement) thereto shall adversely affect the Administrative Agent, the Senior Lenders or the Issuing Banks without the prior written consent of the Requisite Senior Lenders.

                  (u)   by amending and restating in its
entirety the definition of "YEN ROYALTY FINANCING COLLATERAL" to read as follows:
"YEN ROYALTY FINANCING COLLATERAL" shall mean, as applicable, the "Collateral" as defined in (a) the Assignment and Security Agreement dated as of March 21, 1988 between the Company and the Yen Royalty Lender entered into in connection the credit agreement described in CLAUSE (a) of the definition of "Yen Royalty Financing Agreement", (b) the Assignment and Security Agreement dated as of April 21, 1998 between the Company and the Yen Royalty Lender entered into in connection with the credit agreement described in CLAUSE
(b) of the definition of "Yen Royalty Financing Agreement" and (c) the [Assignment and Security Agreement] dated as of December 21, 2001 between the Company and the Yen Royalty Lender entered into in connection with the loan agreement described in CLAUSE (c) of the definition of "Yen Royalty Financing Agreement".

                  (v)   by amending and restating in its
entirety the definition of "YEN ROYALTY LENDER" to read as follows:
"YEN ROYALTY LENDER" shall mean, as applicable, (i) with respect to CLAUSE (a) of the definition of "Yen Royalty Financing Agreement", Citibank (Channel Islands) Limited,
(ii) with respect to CLAUSE (b) of the definition of "Yen Royalty Financing Agreement", the financial institutions from time to time party to the Credit Agreement described in such CLAUSE (b) and (iii) with respect to CLAUSE (c) of the definition of "Yen Royalty Financing Agreement", CS Funding Company.

             2.2 AMENDMENT TO SECTION 5.01. Section 5.01 of the Credit Agreement is hereby amended by adding the following as new subsection (z) at the end thereof:
(z) SOLVENCY. The Company is Solvent, and the Company and the Subsidiary Guarantors, taken as a whole, are Solvent.
             2.3   AMENDMENT TO SECTION 6.01(K).  Section
6.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(k) DOWNGRADE EVENT; CHANGE IN INDEBTEDNESS RATINGS. As soon as obtaining knowledge thereof, written notice of the occurrence of any Downgrade Event and of any change in the ratings of the Company's senior long-term Indebtedness by S&P, Moody's or any other Applicable Rating Agency
             2.4 AMENDMENT TO SECTION 7.06. Section 7.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.06 Subsidiary Guaranty. The Company shall cause each of its Material Subsidiaries (other than CCEC, 7-Eleven Canada, and upon the sale of 10% or more of the Equity Interests in the VCOM Subsidiary in accordance with SECTION 8.02(a), the VCOM Subsidiary), whether existing on the Effective Date or thereafter formed, acquired or qualifying as a Material Subsidiary, to execute and deliver the Subsidiary Guaranty or a joinder thereto, as applicable, on the Effective Date (in the case of such Material Subsidiaries existing on the Effective Date) or promptly following such formation, acquisition or qualification (in the case of all other such Material Subsidiaries), together with, in the case of Subsidiaries becoming party to the Subsidiary Guaranty after the Effective Date, such documents and legal opinions as would have been required under Section 4.01 if such Subsidiary had executed and delivered the Subsidiary Guaranty on the Effective Date. The Subsidiary Guaranty shall provide for the termination of the VCOM Subsidiary's obligations under the Subsidiary Guaranty upon the sale of 10% or more of the Equity Interests in the VCOM Subsidiary in accordance with Section 8.02(a) of this First Amendment.

             2.5 AMENDMENT TO SECTION 8.01. Section 8.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
8.01 INDEBTEDNESS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
     (i) the Obligations and the obligations arising under the Master Lease Facilities;
     (ii) Permitted Existing Indebtedness and extensions, renewals, replacements and refinancings of Permitted Existing Indebtedness (other than Subordinated Indebtedness), not exceeding the principal amount outstanding on the Effective Date (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing);
     (iii) Subordinated Indebtedness (other than QUIDS Subordinated Notes) and extensions, renewals, replacements and refinancings thereof which satisfy the criteria set forth in the definition of "Subordinated Indebtedness", the aggregate principal amount of which shall not exceed $1,000,000,000 (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing);
     (iv) Present or future Indebtedness of any Subsidiary of the Company to the Company in an amount not exceeding $100,000,000; and present and future Indebtedness of the Company to any of its Subsidiaries or of any such Subsidiary to any other such Subsidiary; provided, however, that any Indebtedness of the Company to any such Subsidiary shall be unsecured and subordinated in right of payment to the Obligations;
     (v) (A) Capitalized Lease Obligations (other than such obligations included in Permitted Existing Indebtedness and the Master Lease Facilities) and Indebtedness incurred in connection with capital expenditures (and within a reasonable period of time thereafter) if (1) such Capitalized Lease Obligation and Indebtedness are incurred in connection with the acquisition of assets at fair value after the Effective Date, (2) such Capitalized Lease Obligation and Indebtedness are unsecured or secured only by the assets acquired or leased in connection with the transaction pursuant to which the Indebtedness was originally incurred and (3) any Liens securing such Capitalized Lease Obligations or Indebtedness do not exceed the purchase price of the assets and the costs incurred in connection with the acquisition of such assets;

(B) sale and leaseback transactions (other than the Master Lease Facilities) and Accommodation Obligations with respect to financing incurred by lessors solely for the purpose of acquiring and constructing stores, store sites and related fixtures and equipment which are to be leased by the Company, if the obligations and Indebtedness incurred in connection with such transactions are either unsecured or secured only by the assets subject to such transactions; and (C) extensions, renewals, replacements or refinancings thereof, not exceeding the principal amount outstanding before giving effect to the extension, renewal, replacement or refinancing (together with, in the case of a refinancing, interest accrued thereon and reasonable costs incurred in connection with the refinancing); PROVIDED, that the aggregate principal amount outstanding at any time pursuant to SECTION 8.01(v)(B) (other than obligations or Indebtedness included in Permitted Existing Indebtedness) and extensions, renewals, replacements or refinancings thereof pursuant to SECTION 8.01(v)(C) do not exceed $300,000,000;
     (vi) Transaction Costs, not included in the Obligations, incurred in connection with the Master Lease Facilities and the transactions contemplated thereby;
     (vii) Indebtedness in respect of Letters of Credit (other than Facility Letters of Credit) reasonably incident to the Company's business;
     (viii) Indebtedness in respect of foreign currency exchange agreements reasonably incident to the Company's business and Interest Hedging Obligations with respect to which the aggregate notional amount of Indebtedness subject thereto does not exceed the then aggregate outstanding principal amount of obligations of the Company;
     (ix) Permitted Accommodation Obligations;
     (x) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or its Subsidiaries or in connection with judgments which do not result in an Event of Default hereunder or other breach hereof;
     (xi) Indebtedness of 7-Eleven Canada to obligees other than the Company or its other Subsidiaries in an amount not exceeding $30,000,000 (or the Canadian dollar equivalent thereof) in the aggregate at any one time outstanding, plus Permitted Existing Indebtedness owing by 7-Eleven Canada and any refinancings thereof, provided, however, that at no time shall the aggregate of all of such Indebtedness exceed $90,000,000 (or the Canadian dollar equivalent);
     (xii) the Yen Royalty Financing Indebtedness;

     (xiii) Capital Lease obligations of the Company under the Lease Agreement dated as of February 15, 1987, as amended and restated as of December 21, 1990, between the Company and CCEC;
     (xiv) subject to the last sentence of SECTION 8.09(b), unsecured Indebtedness which is either (A) Commercial Paper or (B) owing to Ito-Yokado in connection with payments by Ito-Yokado of the principal of or interest on (or other amounts owing with respect to) Commercial Paper; PROVIDED, that the aggregate principal amount outstanding pursuant to SUBCLAUSES (A) and (B) shall not exceed $700,000,000;
     (xv) Indebtedness with respect to QUIDS Subordinated Notes and extensions, renewals, replacements and refinancings thereof which satisfy the criteria set forth in the definition of "Subordinated Indebtedness", the aggregate principal amount of which shall not exceed $380,000,000 (together with, in the case of a refinancing, the interest accrued thereon and reasonable costs incurred in connection with such refinancing); and
     (xvi) other present or future Indebtedness not in excess of $40,000,000 at any time outstanding;
PROVIDED, that no Indebtedness for borrowed money permitted hereunder, except for Permitted Existing Indebtedness to the extent provided therein or in extensions or renewals thereof, shall contain any provisions making a default under or in respect of some other Indebtedness for money borrowed, a default thereunder, unless such cross-default provisions are applicable only with respect to defaults which have resulted in the acceleration of payment obligations for money borrowed in an amount not less than, in any particular case, $15,000,000.
             2.6   AMENDMENT TO SECTION 8.02(a).  Section
8.02(a) of the Credit Agreement is hereby amended as follows:
                   (a)   by deleting in its entirety the
reference in subsection (iv) thereof to "VCOM" and substituting in lieu thereof "the VCOM Subsidiary"; and
                   (b)   by deleting in its entirety the
reference in subsection (ix) thereof to "SUBSECTIONS (i) through (ix) above" and substituting in lieu thereof "SUBSECTIONS (i) through (viii) above".
             2.7 AMENDMENT TO SECTION 9.01. Section 9.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
9.01 CONSOLIDATED TOTAL INDEBTEDNESS RATIO. (a) From the Effective Date through December 31, 2001, the Company shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of (a) Consolidated Total Indebtedness as of such Quarterly Determination Date to
(b) EBITDA as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be greater than the ratio set out below opposite such period:

                 Period                     Maximum Ratio
                --------                   ---------------
           Effective date through
           March 31, 2001                        4.25x

           April 1, 2001 through
           December 31, 2001                     4.00x

           (b)     From and after January 1, 2002, the
Company shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of
(a) Consolidated Total Indebtedness as of such Quarterly Determination Date to (b) EBITDAR as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be greater than the ratio set out below opposite such period:

                 Period                      Maximum Ratio
                --------                    ---------------
           January 1, 2002 through
           September 30, 2002                    4.25x

           October 1, 2002 through
           March 31, 2003                        4.65x

           April 1, 2003 through
           March 31, 2004                        4.50x

           April 1, 2004 through
           March 31, 2005                        4.00x

           April 1, 2005 through
           January 25, 2006                      3.50x


           2.8 AMENDMENT TO SECTION 9.02. Section 9.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
9.02. MINIMUM INTEREST AND RENT COVERAGE RATIO. The Company shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of
(i) the sum of (A) EBITDA, PLUS (B) Rent Expense on Operating Leases to (ii) the sum of (A) Consolidated Cash Interest Expense, PLUS (B) Rent Expense on Operating Leases, in each case as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be less than the ratio set out below opposite such period:

                 Period                      Minimum Ratio
                --------                    ---------------
           Effective date through
           December 31, 2001                     2.00x

           January 1, 2002 through
           March 31, 2004                        1.95x

           April 1, 2004 and thereafter          2.00x

           2.9   ADDITION OF SECTION 9.03.  The following new
Section 9.03 of the Credit Agreement is hereby added to
Article IX of the Credit Agreement:
9.03. CONSOLIDATED SENIOR INDEBTEDNESS TO EBITDAR. The Company shall not on any Quarterly Determination Date occurring during any period set out below permit the ratio of
(i) Consolidated Senior Indebtedness as of such Quarterly Determination Date to (ii) EBITDAR as determined as of such Quarterly Determination Date for the four (4) calendar quarters ending on such date, to be greater than the ratio set out below opposite such period:

                 Period                      Maximum Ratio
                --------                    ---------------
           First Amendment Effective
           Date through March 31, 2003           3.65x

           April 1, 2003 through
           March 31, 2004                        3.50x

           April 1, 2004 through
           March 31, 2005                        3.00x

           April 1, 2005 and thereafter          2.75x


           2.10 AMENDMENT TO SECTION 10.01(J). Section 10.01(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(j) LOSS OF PAYMENT PRIORITY; FAILURE OF SUBORDINATION; ITO-YOKADO CP LETTER AGREEMENT . For any reason any of the subordination provisions of the documents and instruments evidencing any Subordinated Indebtedness shall, at any time, be invalidated or otherwise cease to be in full force and effect, or the Obligations shall be subordinated or shall not have the priority contemplated by this Agreement or such subordination provisions, for any reason; and the Requisite Senior Lenders shall have determined that any event described in this SECTION 10.01(j) has or is likely to have Material Adverse Effect. For any reason any provision of the Ito-Yokado CP Letter Agreement ceases to be in full force and effect on Ito-Yokado or ceases to be binding on Ito-Yokado or Ito-Yokado shall so state any of the foregoing in writing.

      3. DOWNGRADE EVENT AMENDMENTS TO CREDIT AGREEMENT. Upon the occurrence of any "Downgrade Event" (as defined in Section 2.1(e) above), whether occurring before or after any "Upgrade Event" (as defined in Section 4 below), the Credit Agreement is hereby automatically amended as follows (without further action of the Company, the Administrative Agent or any Lender):
              3.1   AMENDMENT TO SECTION 8.04(a).  Section
8.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) GENERALLY. The provisions of Section 1007 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with any definitions of terms used therein, are incorporated word for word in this SECTION 8.04(a) by this reference as if fully set forth herein; PROVIDED, if any or all of such provisions and definitions are not in effect at the time of the then most recent Downgrade Event, such provisions and definitions not then in effect shall become effective only for dates and periods on and after the occurrence of such Downgrade Event, and, to the extent that the Company and its Subsidiaries have, prior to the occurrence of such Downgrade Event, exceeded any limitation set forth in such Section 1007, such excess in existence at the time of such Downgrade Event shall not constitute an Event of Default or a Potential Event of Default until such time as the Company and its Subsidiaries further exceed any limitation set forth in such Section 1007. For the avoidance of doubt, the provisions of Section 1007 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with any definitions of terms used therein, shall be effective for purposes of this SECTION 8.04(a) until the payment in full of all of the Obligations, notwithstanding the amendment, waiver or other modification of such Section 1007 or such definitions or the defeasance, refinancing, replacement or termination at any time of the First Priority Subordinated Debenture Indenture or any portion thereof and regardless of whether such amendment, waiver, modification, defeasance, refinancing, replacement or termination occurs before, on or after the occurrence of a Downgrade Event; PROVIDED, HOWEVER, that any payment, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Indebtedness shall be subject to SECTION 8.10(a).
             3.2 AMENDMENT TO SECTION 8.05. Section 8.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
8.05 LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The provisions of
Section 1008 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective
Date, together with any definitions of terms used therein, are incorporated word for word in this SECTION 8.05 by this reference as if fully set forth herein; PROVIDED, if any or all of such provisions and definitions are not in effect at the time of the then most recent Downgrade Event, such provisions and definitions not then in effect shall become effective only for dates and periods on and after the occurrence of such Downgrade Event, and any event or condition that shall have existed upon the occurrence of such Downgrade Event and otherwise would have resulted in an Event of Default or a Potential Event of Default under this subsection if such provisions and definitions were in effect, shall not constitute an Event of Default or Potential Event of Default. For the avoidance of doubt, the provisions of Section 1008 of the First Priority
Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with the definitions of terms used therein, shall be effective for purposes of this
SECTION 8.05 until the payment in full of all of the Obligations, notwithstanding the amendment, waiver or other modification of such Section 1008 or such definitions or the defeasance, refinancing, replacement or termination of the First Priority Subordinated Debenture Indenture or any portion thereof and regardless of whether such amendment, waiver, modification, defeasance, refinancing, replacement or termination occurs before, on or after the occurrence of a Downgrade Event.

              3.3 AMENDMENT TO SECTION 8.06. Section 8.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
8.06     LIMITATIONS ON SUBSIDIARIES.  The provisions of
Section 1020 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with any definitions of terms used therein, are incorporated word for word in this SECTION 8.06 by this reference as if fully set forth herein; PROVIDED, if any or all of such provisions and definitions are not in effect at the time of the then most recent Downgrade Event, such provisions and definitions not then in effect shall become effective only for dates and periods on and after the occurrence of such Downgrade Event, and any event or condition that shall have existed upon the occurrence of such Downgrade Event and otherwise would have resulted in an Event of Default or a Potential Event of Default under this subsection if such provisions and definitions were in effect, shall not constitute an Event of Default or Potential Event of Default. For the avoidance of doubt, the provisions of
Section 1020 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with the definitions of terms used therein, shall be effective for purposes of this SECTION 8.06 until the payment in full of all of the Obligations, notwithstanding the amendment, waiver or other modification of such Section 1020 or such definitions or the defeasance, refinancing, replacement or termination of the First Priority Subordinated Debenture Indenture or any portion thereof and regardless of whether such amendment, waiver, modification, defeasance, refinancing, replacement or termination occurs before, on or after the occurrence of a Downgrade Event.
              3.4 AMENDMENT TO SECTION 8.07. Section 8.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
8.07 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. The provisions of Section 1013 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with any definitions of terms used therein, are incorporated word for word in this SECTION 8.07 by this reference as if fully set forth herein; PROVIDED, if any or all of such provisions and definitions are not in effect at the time of the then most recent Downgrade Event, such provisions and definitions not then in effect shall become effective only for dates and periods on and after the occurrence of such Downgrade Event, and any event or condition that shall have existed upon the occurrence of such Downgrade Event and otherwise would have resulted in an Event of Default or a Potential Event of Default under this subsection if such provisions and definitions were in effect, shall not constitute an Event of Default or Potential Event of Default. For the avoidance of doubt, the provisions of
Section 1013 of the First Priority Subordinated Debenture Indenture as in effect on the First Amendment Effective Date, together with the definitions of terms used therein, shall be effective for purposes of this SECTION 8.07 until the payment in full of all of the Obligations, notwithstanding the amendment, waiver or other modification of such Section 1013 or such definitions or the defeasance, refinancing, replacement or termination of the First Priority Subordinated Debenture Indenture or any portion thereof and regardless of whether such amendment, waiver, modification, defeasance, refinancing, replacement or termination occurs before, on or after the occurrence of a Downgrade Event.
              3.5 AMENDMENT TO SECTION 8.10. Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
8.10   SUBORDINATED INDEBTEDNESS.

        (a) PAYMENTS. On and after the occurrence of the then most recent Downgrade Event, the Company shall not, and shall not permit any of its Subsidiaries to, declare or make any payment, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Indebtedness, except (i) payments due on Subordinated Indebtedness and permitted to be made pursuant to the terms of such Subordinated Indebtedness, and repayments of Subordinated Indebtedness from the proceeds of new Subordinated Indebtedness; and (ii) so long as there does not exist an Event of Default or a Potential Event of Default or an Event of Default or a Potential Event of Default would result therefrom, the Company may repurchase or redeem its Senior Subordinated Debentures, PROVIDED that such repurchases and redemptions shall be made with the proceeds of Subordinated Indebtedness, Common Stock, or convertible or preferred Capital Stock, in each case issued after the First Amendment Effective Date, PROVIDED, FURTHER, that such convertible or preferred Capital Stock does not contain any mandatory redemption rights prior to the time the Obligations are paid in full.
         (b) AMENDMENTS. On and after the occurrence of the then most recent Downgrade Event, the Company shall not, and shall not permit any of its Subsidiaries to amend or otherwise change the terms applicable to any Subordinated Indebtedness. This SECTION 8.10(b) shall in no way limit redemptions and repurchases of Subordinated Indebtedness permitted by SECTION 8.10(a).
(c) NOTICES. The Company shall deliver to the Administrative Agent (i) a copy of each notice or other communication delivered by or on behalf of the Company to any trustee under any Subordinated Indebtedness indenture or to any holder (in its capacity as such) of any Subordinated Indebtedness not issued pursuant to an indenture (including, without limitation, notice of the election of any Extension Period (as defined therein) under a QUIDS Subordinated Note), such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such trustee or such holder, and (ii) a copy of each notice or other communication received by the Company from any trustee under any Subordinated Indebtedness indenture or from any holder (in its capacity as such) of any Subordinated Indebtedness not issued pursuant to an indenture, such delivery to be made promptly after such notice or other communication is received by the Company.

      4. UPGRADE EVENT AMENDMENTS TO CREDIT AGREEMENT. In the event that, after the occurrence of the most recent Downgrade Event, (a) the Index Debt is rated BBB- or better by S&P and Baa3 or better by Moody's, (b) the Index Debt has been so rated for a period not less than 90 days and (c) no Downgrade Event is continuing as of the end of such 90-day period (the occurrence of the events described in clauses
(a), (b) and (c) above are collectively referred to as an "UPGRADE EVENT"), SECTIONS 8.04(a), 8.05, 8.06, 8.07 and 8.10
of the Credit Agreement are hereby automatically amended and restated in their entirety (without further action of the Company, the Administrative Agent or any Lender) with the provisions of SECTIONS 8.04(a), 8.05, 8.06, 8.07 and 8.10, respectively, of the Credit Agreement, in each case as in effect immediately prior to occurrence of such Downgrade Event.
      5. FEES. In addition to any other fees payable under the Loan Documents, the Company shall pay to the Administrative Agent for the account of the Administrative Agent or the Senior Lenders, as the case may be, the fees agreed to between the Administrative Agent and the Company in the Fee Letter dated the First Amendment Effective Date.
      6. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to each Senior Lender, each Issuing Bank, the Administrative Agent and the Co-Agent that (a) each of the statements set forth in Section 5.01 of the Credit Agreement are true, correct and complete on and as of the First Amendment Effective Date as though made to each Senior Lender, each Issuing Bank, the Administrative Agent and the Co-Agent on and as of such date and (b) as of the First Amendment Effective Date, no Event of Default or Potential Event of Default has occurred and is continuing.
      7. FIRST AMENDMENT EFFECTIVE DATE. This First Amendment shall become effective as of the date first above written (the "First Amendment Effective Date") upon the satisfaction of the following conditions:
              7.1   The Administrative Agent shall have
received counterparts hereof (with sufficient copies for each Senior Lender), executed by the Company, the Administrative Agent and the Requisite Senior Lenders;
              7.2 Each of the Master Lease Facilities shall have been amended to give effect to the amendments set forth in Sections 2.7, 2.8 and 2.9 above; and
              7.3   The Administrative Agent shall have
received payment of the fees described in the Fee Letter dated the First Amendment Effective Date.

      8. MISCELLANEOUS. This First Amendment is a Loan Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. Except to the extent specifically amended or modified hereby, the provisions of the Credit Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Senior Lender or Issuing Bank under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
      9. COUNTERPARTS. This First Amendment may be executed in any number of counterparts which together shall constitute one instrument.
      10. GOVERNING LAW. THIS FIRST AMENDMENT, AND ALL ISSUES RELATING TO THIS FIRST AMENDMENT, INCLUDING THE VALIDITY, ENFORCEABILITY, INTERPRETATION OR CONSTRUCTION OF THIS FIRST AMENDMENT OR ANY PROVISION HEREOF, SHALL BE GOVERNED BY, AND SHALL BE DETERMINED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


[signature pages follow]

IN WITNESS WHEREOF, the Administrative Agent, the
Requisite Senior Lenders and the Company have caused this First Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


BORROWER:               7-ELEVEN, INC.
                        By: ---------------------------------
Title:  Treasurer
ADMINISTRATIVE AGENT:   CITIBANK, N.A., as the Administrative Agent
                        By: ---------------------------------
Title:
SENIOR LENDERS:          CITIBANK, N.A.
By: ----------------------------------
Title:
THE SUMITOMO MITSUI BANKING CORPORATION,
NEW YORK BRANCH (successor in interest to
The Sakura Bank, Limited, New York Branch)
By: -----------------------------------
Title:
THE ASAHI BANK, LTD., NEW YORK BRANCH
By: -------------------------------------
Title:
BANK OF TOKYO - MITSUBISHI, LTD., NEW YORK
BRANCH
By: -------------------------------------
Title:

THE FUJI BANK, LIMITED
By: ------------------------------------
Title:
THE INDUSTRIAL BANK OF JAPAN, LIMITED,
 NEW YORK BRANCH
By: -------------------------------------
Title:
DEUTSCHE BANK AG NEW YORK BRANCH and/or
CAYMAN ISLANDS BRANCH
By: -------------------------------------
Title:
By: -------------------------------------
Title:
CIBC, INC.
By: -------------------------------------
Title:



7-Eleven First Amendment
	5

7-Eleven First Amendment